                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 Form 8-K


                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report                September 28, 1994
              ----------------------------------------------------------


                         Media General, Inc.
- ------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


Virginia                 1-6383              54-0850433
- ------------------------------------------------------------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)        Identification No.)
incorporation)



333 E. Grace St., Richmond, Virginia                   23219
- ------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code     (804) 649-6000
                                                  ---------------------


                              N/A
- ------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets

          On September 28, 1994, Media General, Inc. (Company), acquired 40% of the common stock of Denver Newspapers, Inc. (DNI), the parent company of The Denver Post, through the exercise for $40,000 of a warrant held since 1987. The balance of DNI's common stock is owned by Affiliated Newspapers Investments, Inc., which is controlled by William D. Singleton and Richard B. Scudder. Messrs. Singleton and Scudder also control Garden State Newspapers, Inc., in which the Company held 40% of the common equity from 1985 through May 20, 1994. The Company already owns the preferred stock of DNI and elects half of its board of directors. The following officers and directors of the Company have been elected and are currently serving on the board of directors of DNI: J. Stewart Bryan III, Chairman, President and Chief Executive Officer; Marshall N. Morton, Senior Vice President and Chief Financial Officer; George L. Mahoney, General Counsel and Secretary; and James S. Evans, Vice-Chairman. The Company will account for its investment in DNI under the equity method of accounting.

Item 7.   Financial Statements and Exhibits

(a) Financial Statements of Denver Newspapers, Inc., for the year ended June 30, 1994.

     Report of independent auditors
     Consolidated Balance Sheets
     Consolidated Statements of Operations
     Consolidated Statements of Cash Flows
     Consolidated Statements of Changes in Shareholders' Equity (Deficit) Notes to consolidated financial statements

(b)  Pro Forma Condensed Consolidated Financial Statements of Media
General, Inc.

     Pro forma condensed consolidated balance sheet as of June 26, 1994 Pro forma condensed consolidated statement of operations for the year ended December 26, 1993
     Pro forma condensed consolidated statement of operations for the six months ended June 26, 1994
     Notes to pro forma condensed consolidated financial statements

(c)  Exhibits

      2. Second Amended and Restated Stock and Warrant Purchase and Shareholders' Agreement dated May 20, 1994
     23.  Consent of Ernst & Young LLP

Ernst & Young LLP        4300 Republic Plaza           Phone:  303 534 4300
                         Denver, Colorado 80202



                      Report of Independent Auditors


The Board of Directors
Denver Newspapers, Inc.

We have audited the accompanying consolidated balance sheets of Denver Newspapers, Inc. ("the Company") and subsidiary as of June 30, 1994 and 1993, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the three years in the period ended June 30, 1994. Our audits also included the financial statement schedules V, VI, VIII, and X. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Denver Newspapers, Inc. and subsidiary at June 30, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Denver, Colorado
August 26, 1994


                                                  Ernst & Young LLP

                          Denver Newspapers, Inc.
                        Consolidated Balance Sheets



                                                    June 30
                                                1994        1993
                                                ----------------
                                                 (In Thousands,
                                             except per share data)

Assets (Note 2)
Current assets:
   Cash and cash equivalents                  $  8,443    $ 11,834
   Short-term investments                        1,327           -
   Trade accounts receivable, less
      allowance for doubtful accounts
      (1994 -- $1,998; 1993 -- $1,971)          13,320      11,283
   Due (to)/from affiliates                       (475)        931
   Inventories of newsprint and supplies         4,693       3,676
   Prepaid expenses and other assets               697       1,034
   Federal income taxes receivable                 521           -
   Deferred federal income taxes                 1,661       1,653
                                              ---------------------
Total current assets                            30,187      30,411

Property, plant and equipment:
   Land                                          6,859       6,859
   Buildings and improvements                   16,750      16,750
   Machinery and equipment                      65,152      62,889
                                              --------------------
                                                88,761      86,498
   Accumulated depreciation                    (33,201)    (27,741)
                                              ---------------------
Net property, plant and equipment               55,560      58,757

Other assets:
   Deferred pension costs (Note 4)              18,128      17,060
   Other                                           241         226
                                              --------------------
                                                18,369      17,286


                                              --------------------
Total assets                                  $104,116    $106,454
                                              ====================

                          Denver Newspapers, Inc.
                        Consolidated Balance Sheets





                                                    June 30
                                                1994        1993
                                                ----------------
                                                 (In Thousands,
                                             except per share data)

Liabilities and shareholders' equity (deficit)
Current liabilities:
   Trade accounts payable                     $ 10,087    $  8,088
   Accrued employee compensation                 4,214       3,552
   Accrued liabilities                           2,067       1,665
   Unearned income                               7,182       5,833
   Current portion of long-term debt and
      obligations under capital leases             639       4,528
                                              --------------------
Total current liabilities                       24,189      23,666

Obligations under capital leases                 1,611       4,569
Long-term debt                                   7,000      14,300
Other liabilities                                1,019       8,327
Deferred income taxes                           20,124      20,379


Mandatorily redeemable preferred stock:
   9% cumulative preferred stock of Denver
      Newspapers, Inc., par value $25,000
      per share; 1,200 shares authorized,
      issued and outstanding                    47,775      45,075
   8% cumulative preferred stock, par value
      $.01 per share; stated value $100 per
      share; 38,355 shares authorized,
      issued and outstanding                         -       4,004

Shareholders' equity (deficit):
   Common stock, par value $1 per share;
      Class A, authorized 120 shares; none
      issued; Class B, authorized 120 shares;
      issued and outstanding 60 shares               -           -
   Additional paid-in capital                    9,704           -
   Deficit                                      (7,306)    (13,866)
                                              ---------------------
Total shareholders' equity (deficit)             2,398     (13,866)
                                              ---------------------
Total liabilities and shareholders'
   equity (deficit)                           $104,116    $106,454
                                              ====================

See accompanying notes.

                          Denver Newspapers, Inc.
                   Consolidated Statements of Operations


                                                Years ended June 30
                                             1994       1993       1992
                                           -----------------------------
                                                   (In Thousands)

Revenues                                   $142,067   $126,053   $118,455

Costs and expenses:
   Cost of sales                             68,933     63,882     60,991
   Selling, general and administrative       50,570     48,416     47,930
   Management fees                              501        321        161
   Depreciation and amortization              5,626      5,573      6,198
   Interest expense                           1,406      8,428     14,926
   Special charge                                 -     14,791          -
   Other expense (income)                     1,529        (63)      (328)
                                           -------------------------------
Total costs and expenses                    128,565    141,348    129,878
                                           -------------------------------
Income (loss) before income taxes
   and extraordinary item                    13,502    (15,295)   (11,423)
Income tax (provision) benefit               (4,282)       412       (296)
                                           -------------------------------
Income (loss) before extraordinary item       9,220    (14,883)   (11,719)
Extraordinary item -- gain on debt
   restructuring, net of taxes of $18,151         -     70,487          -
                                           -------------------------------
Net income (loss)                             9,220     55,604    (11,719)
Accretion of dividends on preferred stock (2,956) (2,868) (2,700) Net income (loss) applicable to common
   stock                                   $  6,264   $ 52,736   $(14,419)
                                           ===============================


See accompanying notes.

                          Denver Newspapers, Inc.
   Consolidated Statements of Changes in Shareholders' Equity (Deficit)


                                                         Additional
                                                          Paid-in
                                              Deficit     Capital
                                              --------------------
                                                 (In Thousands)

Balance at June 30, 1991                      $(52,183)   $      -
   Net loss                                    (11,719)          -
   Accretion of dividends on preferred
      stock                                     (2,700)          -
                                              ---------------------
Balance at June 30, 1992                       (66,602)          -
   Net income                                   55,604           -
   Accretion of dividends on preferred
      stock                                     (2,868)          -
                                              ---------------------
Balance at June 30, 1993                       (13,866)          -
   Net income                                    9,220           -
   Capital contributions                             -      10,000
   Accreted and paid dividends on
      preferred stock                           (2,660)       (296)
                                              ---------------------
Balance at June 30, 1994                      $ (7,306)   $  9,704
                                              =====================


See accompanying notes.

                          Denver Newspapers, Inc.
                   Consolidated Statements of Cash Flows

                                                Years ended June 30
                                             1994       1993       1992
                                           -----------------------------
                                                   (In Thousands)
Operating activities
Net income (loss)                          $  9,220   $ 55,604   $(11,719)
Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
      Gain on debt restructuring, net
         of deferred taxes of $17,499             -    (71,139)         -
      Depreciation and amortization           5,626      5,573      6,198
      Deferred federal income tax
         (benefit) provision                   (263)      (412)       296
      Deferred interest on long-
         term debt                                -      7,184     14,388
      Special charge                              -     14,791          -
      Change in operating assets and
         liabilities:
            (Increase) decrease in
               accounts receivable, net      (2,037)    (1,553)       156
            (Increase) decrease in
               inventories                   (1,017)    (1,088)     2,179
            (Increase) in income taxes
               receivable                      (521)         -          -
            Decrease in prepaid expenses
               and other current assets         337        569         99
            (Increase) in deferred
               pension costs                 (1,068)      (913)      (361)
            Increase in accounts payable
               and current liabilities        4,412      2,158        828
            Other                             1,444       (456)      (291)
                                           -------------------------------
Net cash provided by operating activities    16,133     10,318     11,773

Investing activities
Purchases of property, plant and equipment,
   net of capital leases                     (1,477)    (1,181)    (1,376)
(Increase) in short-term investments         (1,327)         -          -
                                           -------------------------------
Net cash used in investing activities        (2,804)    (1,181)    (1,376)

Financing activities
Issuance of long-term debt                   17,000     20,000          -
Debt restructuring costs                          -     (1,745)         -
Principal payments on long-term debt        (27,500)   (30,500)    (1,049)
Principal payments on capital lease
   obligations                               (4,600)    (1,509)    (1,333)
Repurchase of other obligation and 8%
   preferred stock                          (11,620)         -          -
Capital contributions                        10,000          -          -
                                           -------------------------------
Net cash used in financing activities       (16,720)   (13,754)    (2,382)
                                           -------------------------------

                          Denver Newspapers, Inc.
             Consolidated Statements of Cash Flows (continued)

                                                Years ended June 30
                                             1994       1993       1992
                                           -----------------------------
                                                   (In Thousands)
Net (decrease) increase in cash
   and cash equivalents                      (3,391)    (4,617)     8,015
Cash and cash equivalents at beginning
   of year                                   11,834     16,451      8,436
                                           -------------------------------
Cash and cash equivalents at end of year   $  8,443   $ 11,834   $ 16,451
                                           ===============================
Supplemental cash flow information:
   Interest paid                           $  1,332   $  1,191   $    820
   Income taxes paid                          4,955        652          -

Supplemental noncash financing and
   investing activities:
      Extinguishment of debt                          $129,579
      Debt assumed by DMHI                              (7,360)
      Debt assumed by DNI                               (3,836)
      Deferred income tax provision                    (17,499)
                                                      ---------
      Total of noncash items                           100,884

      Cash payment (partially financed
         by a $20,000 note payable
         to Bankers Trust)                             (28,000)
      Restructuring expenses                            (1,745)
      Current income taxes on
         restructuring                                    (652)
                                                      ---------
      Net gain                                        $ 70,487
                                                      =========


See accompanying notes.

                          Denver Newspapers, Inc.
                Notes to Consolidated Financial Statements
                               June 30, 1994

1.   Significant Accounting Policies and Other Matters

Principles of Consolidation

The consolidated financial statements include the accounts of Denver Newspapers, Inc. and its wholly owned subsidiary, The Denver Post Corporation (collectively referred to as "the Company"). Prior to May 20, 1994, the consolidated financial statements also included the accounts of the Company's wholly owned subsidiary, Denver Media Holdings, Inc. ("DMHI"), which prior to the Equity Repurchase transaction described in
Note 2, held all the outstanding common stock of The Denver Post Corporation. At June 30, 1994, the Company is a wholly owned subsidiary of Affiliated Newspapers Investments, Inc. All intercompany accounts have been eliminated upon consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Short-Term Investments

Short-term investments primarily include U.S. Treasury notes which are valued at cost.

Inventories

Inventories, which largely consist of newsprint, are valued at the lower of cost or market. Cost is generally determined using the last-in, first-out ("LIFO") method.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Buildings and machinery and equipment are depreciated using the straight-line method over the expected useful lives of the individual assets.

Income Taxes

The Company accounts for income taxes using the asset and liability method of accounting. Deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Financial Instruments

The carrying value of long-term debt at June 30, 1994 approximates the total fair value of such financial instruments. Management cannot practicably estimate the fair value of its mandatorily redeemable preferred stock because of the lack of quoted market prices for this type of security and its inability to estimate its fair value without incurring the excessive costs of obtaining an appraisal. The carrying amount represents its original issue price plus accumulated and unpaid dividends.

Reclassifications

Certain amounts in the financial statements for 1993 have been reclassified to conform to the 1994 presentation.

2.   Long-Term Debt and Equity Repurchase

Long-Term Debt

The Company acquired the stock of The Denver Post Corporation on December 1, 1987 from the Times Mirror Company ("Times Mirror") for $25 million in cash and indebtedness of $70 million payable to Times Mirror. The acquisition was accounted for as a purchase and the excess of cost over fair market value of net assets acquired was recorded as goodwill.

Effective December 10, 1992, the Company repurchased the $70 million note held by Times Mirror plus accrued interest thereon of approximately $59.6 million in exchange for $28 million in cash, warrants to purchase 16.5% of the common stock of DMHI for approximately $1.5 million and preferred stock of the Company with a par value of approximately $3.8 million. In connection with this repurchase, the Company executed a bank credit agreement that provided a $20 million term loan which was used to partially fund the cash payment. As a result of the repurchase, goodwill was deemed to have no ongoing value. Accordingly, the Company recorded an unusual charge of $14.8 million to write off the unamortized goodwill balance. The debt repurchase resulted in a net gain of $70.5 million, and is reflected in the statement of operations for the year ended June 30, 1993 as an extraordinary item.

During the year ended June 30, 1994, the Company secured an $18.5 million revolving bank credit facility (the "Agreement") which includes a $17 million revolving loan commitment and $1.5 million in support of letters of credit. The Company used the $17 million revolving bank credit facility and existing cash to pay down the remaining principal of a term loan dated December 10, 1992 and the unpaid balance of the press line capital lease obligation, at which time title to the press was conveyed to the Company. The $1.5 million letter of credit commitment was issued in support of workers' compensation.

The Agreement contains restrictions and limitations with respect to additional debt, capital expenditures and lease arrangements. In addition, the Agreement requires the maintenance of certain financial ratios, operating statistics and cash flow levels. All of The Denver Post Corporation's assets, and its common stock, are pledged as collateral under the Agreement.

Under the terms of the Agreement, the annual commitment under the revolving bank credit facility shall be permanently reduced on each date set forth below by the corresponding amount shown for such date. Reductions shall be mandatory and cumulative (in thousands):

               June 30, 1995               $ 3,000
               June 30, 1996                 4,000
               December 31, 1996             2,500
               June 30, 1997                 1,500
               June 30, 1998                 4,000
               June 30, 1999                 2,000

On June 30, 1999, all letter of credit liabilities and any outstanding balance under the revolving loan commitment are due and payable.

Equity Repurchase

On May 20, 1994, the Company repurchased its 8% Preferred Stock and warrants to purchase 16.5% of DMHI from Times Mirror for a total of $11.6 million. The repurchase was funded with proceeds from an equity contribution from Affiliated Newspapers Investments, Inc. and Media General, Inc. (see Note 8) for a combined total of $10 million and a $1.6 million dividend from The Denver Post Corporation. Upon the repurchase, DMHI was merged into Denver Newspapers, Inc.

3.   Leases

The Company leases certain equipment, vehicles and office space under various operating and capital leases.

Property, plant and equipment includes the following amounts for leases that have been capitalized:

                                                    June 30
                                                1994        1993
                                                ----------------
                                                 (In Thousands)

Machinery and equipment                       $  3,131    $  8,887
Accumulated amortization                        (1,274)     (1,804)
                                              ---------------------
Machinery and equipment
   under capital leases, net                  $  1,857    $  7,083
                                              =====================

Lease amortization is included in depreciation for financial reporting purposes.

Interest paid under capital leases during the years ended June 30, 1994, 1993 and 1992 was approximately $564,000, $717,000 and $820,000, respectively.

Future minimum lease payments, by year and in the aggregate, for noncancelable operating and capital leases with initial or remaining terms of one year or more consisted of the following at June 30, 1994:

                                              Capital    Operating
                                               Leases      Leases
                                              ---------------------
                                                 (In Thousands)

1995                                          $    813    $  2,272
1996                                               741       2,056
1997                                               333       1,836
1998                                               278       1,694
1999                                               408       1,631
Thereafter                                         142       9,732
                                              ---------------------
Total minimum obligations                        2,715    $ 19,221
                                                          =========
Less amount representing interest                  465
                                              ---------
Present value of net minimum obligations         2,250
Less current portion                               639
                                              ---------
Long-term obligations                         $  1,611
                                              =========

Rental expense was approximately $2,330,000, $2,245,000 and $2,075,000 for the years ended June 30, 1994, 1993 and 1992, respectively.

4. Employee Benefits

The Company sponsors two noncontributory defined benefit pension plans which cover substantially all employees other than certain union employees covered by multiemployer pension plans under collective bargaining agreements. The plan covering salaried and management employees provides benefits based on employees' years of service and compensation during the years immediately preceding retirement. The plan covering employees covered by a certain union agreement provides benefits of stated amounts based on length of service. The Company's funding policy for both plans is to make the minimum annual contributions required by the Employee Retirement Income Security Act of 1974.

The components of net periodic pension costs for the Company's two qualified defined benefit plans for the years ended June 30, 1994, 1993 and 1992 are as follows:

                                             1994       1993       1992
                                           -----------------------------
                                                   (In Thousands)
Service cost - benefits earned during
   the period                              $  1,202   $    976   $    802
Interest cost on projected benefit
   obligation                                 2,075      2,024      1,833
Actual return on plan assets                   (667)    (5,046)    (5,135)
Net amortization and deferral                (3,678)     1,134      2,139
                                           -------------------------------
Net pension income                         $ (1,068)  $   (912)  $   (361)
                                           ===============================

The following table sets forth the funded status and amounts recognized in the Company's balance sheets at June 30, 1994, 1993 and 1992 relating to the qualified defined benefit plans:

                                             1994       1993       1992
                                           -----------------------------
                                                   (In Thousands)
Actuarial present value of benefit
  obligations:
   Accumulated benefit obligation,
      including vested benefits of
      $24,517, $26,745 and $25,217
      for 1994, 1993 and 1992,
      respectively                         $ 25,042   $ 27,237   $ 25,827
                                           ===============================
Plan assets at fair value composed of
   cash and money market funds             $ 43,741   $ 45,077   $ 41,780
Projected benefit obligation                 26,779     29,450     27,827
                                           -------------------------------
Excess of plan assets over projected
   benefit obligations                       16,962     15,627     13,953
Unrecognized net loss (gain) from past
   experience different from that assumed      (879)       875      1,557
Unamortized balance of prior service
   liability                                  2,045        558        638
                                           -------------------------------
Net pension asset recognized in the
   balance sheet                           $ 18,128   $ 17,060   $ 16,148
                                           ===============================

The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligations was 7.25% at June 30, 1994 and 1993, and 7.5% at June 30, 1992. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations was 6.25% and the expected long-term rate of return on plan assets was 10% for all periods.

Certain union employees are covered under multiemployer defined benefit plans administered by unions. The amounts contributed and charged to pension cost for these plans totaled approximately $0.6 million, $0.6 million and $0.5 million for the years ended June 30, 1994, 1993 and 1992, respectively.

5.   Postretirement Benefits Other Than Pensions

In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 106 (SFAS 106), which requires the Company to recognize as an expense the future projected cost of providing postretirement health care and life insurance benefits as the employee provides services instead of when the benefits are paid. The Company has four plans that will require the adoption of SFAS 106 no later than July 1, 1995. The Company plans to adopt SFAS 106 in the first quarter of fiscal 1995, and expects to record an estimated $4.5 million (pre-tax) cumulative effect of an accounting change, as a charge to its fiscal 1995 earnings. The Company intends to fund this obligation from continuing operations.

The Company has accrued $0.8 million for early retirement incentives which consist of supplemental retirement benefits for certain employees who retire between the age of sixty-two and sixty-seven. These supplemental retirement benefits consist of cash payments to supplement the retiree's pension.

6.   Income Taxes

The income tax provision (benefit) for each of the three years ended June 30, 1994, 1993 and 1992 consists of deferred federal income taxes of $(.2) million, $(.4) million and $.3 million, respectively.

A reconciliation between the actual income tax expense for financial statement purposes and income taxes computed by applying the statutory federal income tax rate to financial statement earnings before taxes is as follows:

                                             1994       1993       1992
                                           -----------------------------
Statutory federal income tax rate                35%       (34)%      (34)%
Effect of:
   Operating losses, net of NOLs
      utilized and credit carryforwards          (6)        (3)        35
   Nondeductible write-down and
      amortization of goodwill                    -         33          1
   Other, net                                     2          1          -
                                           -------------------------------
                                                 31%        (3)%        2%
                                           ===============================

Components of the net deferred tax liability are as follows:

June 30, 1994                              Current   Long Term    Total
                                           -----------------------------
                                                   (In Thousands)
Deferred tax asset:
   Allowance for bad debts                 $    699   $      -   $    699
   Workers' compensation                        281          -        281
   Capital lease liability                        -        787        787
   Contract rebates                             345          -        345
   Other                                        406        426        832
                                           -------------------------------
Total deferred tax asset                      1,731      1,213      2,944

Deferred tax liability:
   Fixed assets and capital lease assets          -    (14,794)   (14,794)
   Pension asset                                  -     (6,345)    (6,345)
   Other                                        (70)      (199)      (269)
                                           -------------------------------
Total deferred tax liability                    (70)   (21,338)   (21,408)
                                           -------------------------------
Net deferred tax asset (liability)         $  1,661   $(20,125)  $(18,464)
                                           ===============================

June 30, 1993                              Current   Long Term    Total
                                           -----------------------------
                                                   (In Thousands)
Deferred tax asset:
   Allowance for bad debts                 $    690   $      -   $    690
   Workers' compensation                        281          -        281
   Capital lease liability                      154        517        671
   Other                                        528        337        865
                                           -------------------------------
Total deferred tax asset                      1,653        854      2,507

June 30, 1993 (continued)                  Current   Long Term    Total
                                           -----------------------------
                                                   (In Thousands)
Deferred tax liability:
   Fixed assets and capital lease assets          -    (15,054)   (15,054)
   Pension asset                                  -     (5,971)    (5,971)
   Other                                          -       (208)      (208)
                                           -------------------------------
Total deferred tax liability                      -    (21,233)   (21,233)
                                           -------------------------------
Net deferred tax asset (liability)         $  1,653   $(20,379)  $(18,726)
                                           ===============================

As described in Note 2, during fiscal year 1993 the Company restructured its debt, which resulted in relief of indebtedness income of $90.4 million. For state and federal income tax purposes, the gain was reduced to the extent the Company was insolvent, as defined by the Internal Revenue Code ("IRC"), immediately prior to the restructuring. The Company's insolvency for tax purposes reduced the relief of indebtedness income by $56.3 million, leaving taxable income of $34.1 million which was completely offset by available net operating loss carryforwards. The tax effect of the relief of indebtedness income was approximately $18.2 million, which includes $0.7 million of then current alternative minimum tax and $17.5 million of deferred tax expense, and has been netted against the extraordinary credit in the consolidated statements of operations for the year ended June 30, 1993.

As a result of not recognizing taxable income under the insolvency section of the IRC, the Company reduced certain of its state and federal income tax attributes by the tax insolvency amount effective July 1, 1993. The attributes were reduced as follows (in thousands):

         Net operating loss carryforwards                $  42,756
         Tax basis reduction of fixed assets for
            income tax purposes                             13,544
                                                         ----------
         Total reduction in tax attributes               $  56,300
                                                         ==========

At June 30, 1994, the Company has remaining state operating loss carryforwards of $37.6 million for income tax purposes and $31.0 million for financial reporting purposes expiring in 2004 through 2007. The Company has no remaining federal operating loss carryforwards as a result of the attribute reductions discussed above.

7.   Mandatorily Redeemable Preferred Stock

In conjunction with the fiscal 1993 debt repurchase (see Note 2), the Company authorized and issued 38,355 shares of 8% cumulative preferred stock with a stated value of $3.8 million (the "8% Preferred Stock"). On May 20, 1994, the Company repurchased the 8% preferred stock, as described in Note 2, for $4.3 million, which included accumulated and unpaid dividends of approximately $0.4 million.

The Company previously authorized and issued 1,200 shares of 9% non-voting cumulative preferred stock with a stated value of $30.0 million (the "9% Preferred Stock") which is currently held by Media General, Inc. The holder of the 9% Preferred Stock is entitled to receive, when and as declared, yearly dividends at the rate of 9% per year. The carrying value of the 9% Preferred Stock includes the accretion of accumulated and unpaid dividends as of June 30, 1994, in the amount of $17.7 million.

No dividend payments may be made on the 9% Preferred Stock until all outstanding indebtedness under the Company's revolving bank credit facility has been repaid in full.

8.   Common Stock Warrant

Media General, Inc. currently holds a warrant to purchase a 40 percent interest (on a fully diluted basis) in the Company for $0.04 million. The Company has been informed that Media General, Inc. intends to exercise its warrant in fiscal 1995.

9.   Commitment and Contingencies

During fiscal year 1995, the Company intends to begin construction of a fourth printing press at its current press facility. The Company estimates the construction costs will approximate $15 million.

The Company is involved in litigation related to various libel cases. The Company has indemnity coverage for libel cases, which management believes to be adequate to ensure the outcome will not have a material adverse impact on the Company. The Company is not a party to any material legal proceedings, other than routine litigation incidental to the business of the Company, nor is any of its property the subject of any such proceedings.

10.  Related Party Transactions

MediaNews Group, Inc., an affiliate of the Company's shareholder, provides management services to the Company.

                          Denver Newspapers, Inc.

                Schedule V -- Property, Plant and Equipment

              Fiscal Years ended June 30, 1994, 1993 and 1992
                              (In Thousands)


                            Balance at                          Balance at
                            Beginning   Additions                 End of
                            of Period    at Cost   Retirements    Period
                            ----------------------------------------------
Year ended June 30, 1994
Land                        $  6,859    $      -    $      -    $   6,859
Buildings and improvements    16,750           -           -       16,750
Machinery and equipment       62,889       2,461       (198)       65,152
                            ---------------------------------------------
Totals                      $ 86,498    $  2,461    $  (198)    $  88,761
                            =============================================

Year ended June 30, 1993
Land                        $  6,859    $      -    $      -    $   6,859
Buildings and improvements    16,750           -           -       16,750
Machinery and equipment       61,533       1,666       (310)       62,889
                            ---------------------------------------------
Totals                      $ 85,142    $  1,666    $  (310)    $  86,498
                            =============================================

Year ended June 30, 1992
Land                        $  6,859    $      -    $      -    $   6,859
Buildings and improvements    16,750           -           -       16,750
Machinery and equipment       60,566       3,059     (2,092)       61,533
                            ---------------------------------------------
Totals                      $ 84,175    $  3,059    $(2,092)    $  85,142
                            =============================================

                          Denver Newspapers, Inc.

 Schedule VI -- Accumulated Depreciation of Property, Plant and Equipment

              Fiscal Years ended June 30, 1994, 1993 and 1992
                              (In Thousands)


                                        Additions
                            Balance at  Charged to              Balance at
                            Beginning   Costs and                 End of
                            of Period    Expenses  Retirements    Period
                            ----------------------------------------------
Year ended June 30, 1994
Buildings and improvements  $  2,357    $    453    $      -    $   2,810
Machinery and equipment       25,384       5,173       (166)       30,391
                            ---------------------------------------------
Totals                      $ 27,741    $  5,626    $  (166)    $  33,201
                            =============================================

Year ended June 30, 1993
Buildings and improvements  $  1,904    $    453    $      -    $   2,357
Machinery and equipment       20,698       4,943       (257)       25,384
                            ---------------------------------------------
Totals                      $ 22,602    $  5,396    $  (257)    $  27,741
                            =============================================

Year ended June 30, 1992
Buildings and improvements  $  1,451    $    453    $      -    $   1,904
Machinery and equipment       16,953       5,320     (1,575)       20,698
                            ---------------------------------------------
Totals                      $ 18,404    $  5,773    $(1,575)    $  22,602
                            =============================================

                            Denver Newspapers, Inc.
         Schedule VIII - Valuation and Qualifying Accounts and Reserves
                Fiscal Years ended June 30, 1994, 1993 and 1992
                                 (In Thousands)

                                   Additions
                         Balance    Charged
                            at         to                           Balance at
                        Beginning   Expense-     Net-      Dispo-     End of
                        of Period     Net     Deductions  sitions     Period
                        ---------------------------------------------------
Year ended June 30, 1994
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for uncol-
      lectible accounts $   1,971  $   1,864  $ (1,837)  $       -  $ 1,998
                        -----------------------------------------------------
Totals                  $   1,971  $   1,864  $ (1,837)  $       -  $ 1,998
                        =====================================================

Year ended June 30, 1993
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for uncol-
      lectible accounts $   1,872  $   1,971  $ (1,872)  $       -  $ 1,971
    Deferred tax asset
      valuation
      allowance            13,095          -   (13,095)          -        -
                        -----------------------------------------------------
Totals                  $  14,967  $   1,971  $(14,967)  $       -  $ 1,971
                        =====================================================

Year ended June 30, 1992
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for uncol-
      lectible accounts $   1,327  $   2,233  $ (1,688)  $       -  $ 1,872
    Deferred tax asset
      valuation
      allowance             9,175      3,920          -          -   13,095
                        -----------------------------------------------------
Totals                  $  10,502  $   6,153  $ (1,688)  $       -  $14,967
                        =====================================================

                          Denver Newspapers, Inc.
         Schedule X -- Supplementary Income Statement Information
              Fiscal Years ended June 30, 1994, 1993 and 1992
                              (In Thousands)


                                                Charged to Costs and
                                                      Expenses
                                           -----------------------------
                                             1994       1993       1992
                                           -----------------------------

Advertising costs                          $  3,446   $  4,115   $  3,917
                                           ==============================

Note: Items and amounts not presented are less than 1% of consolidated revenues.

                            MEDIA GENERAL, INC.
                     PRO FORMA CONDENSED CONSOLIDATED
                           FINANCIAL STATEMENTS
                                (UNAUDITED)


The following unaudited pro forma condensed consolidated balance sheet (balance sheet) as of June 26, 1994, and the pro forma condensed consolidated statements of operations for the year ended December 26, 1993, and for the six months ended June 26, 1994 (statements of operations), give effect to the acquisition by Media General, Inc. (Company), of a 40% equity interest in Denver Newspapers, Inc. (DNI), using the equity method of accounting. The equity interest in DNI was acquired for $40,000 on September 28, 1994, when the Company exercised a warrant it had held since 1987.

The balance sheet and statements of operations reflect adjustments to show the results of the acquisition as if it had occurred, for purposes of the balance sheet, on June 26, 1994 and, for purposes of the statements of operations, on December 28, 1992 (the first day of the Company's 1993 fiscal year), respectively.

The pro forma condensed consolidated financial statements are provided for informational purposes only, and are not necessarily indicative of the past or future results of operations or financial position of the Company that would have occurred had the acquisition of the 40% equity interest in DNI been consummated on the respective dates assumed.

This information should be read in conjunction with the previously filed historical consolidated financial statements and accompanying notes of Media General, Inc., contained in its Annual Report on Form 10-K for the fiscal year ended December 26, 1993, and in its Quarterly Report on Form 10-Q for the quarter ended June 26, 1994, and in conjuction with the historical financial statements and accompanying notes of Denver Newspapers, Inc., for the year ended June 30, 1994, included elsewhere in this Form 8-K.

                            Media General, Inc.
              Pro Forma Condensed Consolidated Balance Sheet
                            As of June 26, 1994
                              (In thousands)
                                (Unaudited)

                                     As        Pro Forma     Pro Forma
                                  Reported    Adjustments     Balance
                                  ---------    ---------     ---------
ASSETS

Current assets:
  Cash and cash equivalents       $ 16,483     $    (40) (1) $ 16,443
  Accounts receivable - net         61,837          ---        61,837
  Inventories                        9,647          ---         9,647
  Other                             27,578          ---        27,578
                                  ---------    ---------     ---------
    Total current assets           115,545          (40)      115,505
                                  ---------    ---------     ---------
Investments in unconsolidated
  affiliates                        78,973           40 (1)    79,013
Other assets                        31,616          ---        31,616
Property, plant and equipment-
  net                              518,203          ---       518,203
Excess of cost of businesses
  acquired over equity in
  net assets - net                  44,182          ---        44,182
                                  ---------    ---------     ---------
                                  $788,519     $    ---      $788,519
                                  =========    =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                $ 25,714     $    ---      $ 25,714
  Accrued expenses and other
    liabilities                     68,360          ---        68,360
  Income taxes payable               6,968          ---         6,968
  Current portion of long-
    term debt                       13,989          ---        13,989
                                  ---------    ---------     ---------
    Total current liabilities      115,031          ---       115,031
                                  ---------    ---------     ---------
Long-term debt                     177,767          ---       177,767
Deferred income taxes               92,660          ---        92,660
Other liabilities and deferred
  credits                           86,257          ---        86,257
Stockholders' equity               316,804          ---       316,804
                                  ---------    ---------     ---------
                                  $788,519     $    ---      $788,519
                                  =========    =========     =========


                        See notes to the pro forma
               condensed consolidated financial statements.

                            Media General, Inc.
         Pro Forma Condensed Consolidated Statement of Operations
                   For the year ended December 26, 1993
                  (In thousands except per share amounts)
                                (Unaudited)

                                     As        Pro Forma     Pro Forma
                                  Reported    Adjustments     Balance
                                  ---------    ---------     ---------
Revenues                          $600,824     $    ---      $600,824
                                  ---------    ---------     ---------
Operating costs:
  Production costs                 321,422          ---       321,422
  Selling, distribution and
    administrative                 162,252          ---       162,252
  Depreciation and amortization     56,847          ---        56,847
                                  ---------    ---------     ---------
    Total operating costs          540,521          ---       540,521
                                  ---------    ---------     ---------
Operating income                    60,303          ---        60,303
                                  ---------    ---------     ---------
Other income (expense):
  Interest expense                 (21,274)         ---       (21,274)
  Equity in net income (loss)
    of unconsolidated affiliates      (990)       1,293 (3)       303
  Other, net                           835          ---           835
                                  ---------    ---------     ---------
    Total other income (expense)   (21,429)       1,293       (20,136)
                                  ---------    ---------     ---------
Income before income taxes          38,874        1,293        40,167
                                  ---------    ---------     ---------
Income taxes                        13,166           98 (5)    13,264
                                  ---------    ---------     ---------
Net income                        $ 25,708     $  1,195      $ 26,903
                                  ---------    ---------     ---------
Earnings per common share
  and equivalent                  $   0.98     $    ---      $   1.03
                                  =========    =========     =========
Weighted average common shares
  and equivalents                   26,152                     26,152










                        See notes to the pro forma
               condensed consolidated financial statements.

                            Media General, Inc.
         Pro Forma Condensed Consolidated Statement of Operations
                  For the six months ended June 26, 1994
                  (In thousands except per share amounts)
                                (Unaudited)

                                     As        Pro Forma     Pro Forma
                                  Reported    Adjustments     Balance
                                  ---------    ---------     ---------
Revenues                          $303,998     $    ---      $303,998
                                  ---------    ---------     ---------
Operating costs:
  Production costs                 161,838          ---       161,838
  Selling, distribution and
    administrative                  83,316          ---        83,316
  Depreciation and amortization     27,953          ---        27,953
                                  ---------    ---------     ---------
    Total operating costs          273,107          ---       273,107
                                  ---------    ---------     ---------
Operating income                    30,891          ---        30,891
                                  ---------    ---------     ---------
Other income (expense):
  Interest expense                  (9,201)         ---        (9,201)
  Equity in net income (loss)
    of unconsolidated affiliates    (1,641)       1,745 (2)       104
  Gain on sale of Garden State
    Newspapers investment           91,520          ---        91,520
  Other, net                           474          ---           474
                                  ---------    ---------     ---------
    Total other income (expense)    81,152        1,745        82,897
                                  ---------    ---------     ---------
Income before income taxes         112,043        1,745       113,788
                                  ---------    ---------     ---------
Income taxes                        15,205          132 (4)    15,337
                                  ---------    ---------     ---------
Net income                        $ 96,838     $  1,613      $ 98,451
                                  ---------    ---------     ---------
Earnings per common share
  and equivalent                  $   3.69     $    ---      $   3.75
                                  =========    =========     =========
Weighted average common shares
  and equivalents                   26,244                     26,244










                        See notes to the pro forma
               condensed consolidated financial statements.

                       Notes to Media General, Inc.
           Pro Forma Condensed Consolidated Financial Statements
                              (In thousands)



BALANCE SHEET


(1)  To record Media General's exercise of a warrant for
     40% of DNI's common stock                                 $    40


STATEMENTS OF OPERATIONS


Equity in net income (loss) of unconsolidated affiliates

(2)  To record Media General's equity in the net income
     applicable to common stock of DNI for the six months
     ended 6/26/94                                               1,745
(3)  To record Media General's equity in the net income
     applicable to common stock of DNI for the year ended
     12/26/93                                                    1,293


Income Taxes

(4)  To record income tax expense (based on dividend exclusion rate) on equity in the net income applicable to common
     stock of DNI for the six months ended 6/26/94                 132
(5)  To record income tax expense (based on dividend exclusion rate) on equity in the net income applicable to common
     stock of DNI for the year ended 12/26/93                       98

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDIA GENERAL, INC.



DATE:     October 12, 1994         /s/ Marshall N. Morton
          ----------------         ----------------------------------------
                                   Marshall N. Morton, Senior
                                   Vice-President and Chief Financial
                                   Officer